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                               FORM 8-K



                 SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549



                           CURRENT REPORT


          Pursuant to Section 13 or 15(d) of the Securities
                        Exchange Act of 1934


          Date of Report (Date of earliest event reported):
                          October 25, 1999



                 PACKAGING CORPORATION OF AMERICA
        (Exact name of registrant as specified in its charter)


DELAWARE                          1-15399             36-4277050
(State or other jurisdiction      (Commission         (IRS Employer
of incorporation)                 File Number)        Identification No.)



          1900 WEST FIELD COURT, LAKE FOREST, ILLINOIS  60045
          (Address of principal executive offices)  (Zip Code)

           Registrant's telephone number, including area code:
                            (847) 482-3000




                        Total No. of Pages:  4

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ITEM 5: OTHER EVENTS.

        On October 25, 1999, Packaging Corporation of America announced that it was postponing the offering of its common stock through a registered initial public offering and that, as a result, it would not at this time redeem its outstanding 12-3/8% Senior Exchangeable Preferred Stock due 2010. A copy of the press release containing this announcement is filed under Item 7 as Exhibit 99.1 and incorporated herein.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS.

        (c) EXHIBITS

            ITEM         EXHIBIT INDEX
            99.1         Press Release dated October 25, 1999

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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: 10/28/99

                                   PACKAGING CORPORATION OF AMERICA



                                   By /s/ Richard B. West
                                      ----------------------------
                                      Richard B. West
                                      Chief Financial Officer,
                                      Vice President and Secretary